SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2020

Charter Communications, Inc.
CCO Holdings, LLC
CCO Holdings Capital Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-33664	84-1496755
001-37789	86-1067239
333-112593-01	20-0257904
(Commission File Number)	(I.R.S. Employer Identification Number)

400 Atlantic Street
Stamford, Connecticut 06901
(Address of principal executive offices including zip code)

(203) 905-7801
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.001 Par Value	CHTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 23, 2020, Charter Communications, Inc. (“Charter”) entered into an amended and restated employment agreement (the “Amended Agreement”) with John Bickham, Charter’s President and Chief Operating Officer with a term ending December 31, 2022. The Amended Agreement provides that Mr. Bickham will continue to serve as the President and Chief Operating Officer. Mr. Bickham will transition to Vice Chairman at a time to be determined between July 1, 2021 and December 31, 2021 at the request of the Chief Executive Officer (“CEO”). Mr. Bickham will devote substantially all of his business time and efforts to the business and affairs of the Company through December 31, 2021 and during the period from January 1, 2022 through December 31, 2022 (the “Transition Period”), Mr. Bickham will devote fifty percent of his business time and efforts to the business and affairs of the Company.

Commencing January 1, 2021, Mr. Bickham will receive an annual base salary of at least $1,875,000 through December 31, 2021 and $937,500 during the Transition Period. For each year during the term, he will also have a target annual cash bonus opportunity of 200% of his annual base salary. Mr. Bickham will also continue to participate in Charter’s employee benefit plans and receive perquisites as generally provided to other senior executives of Charter. On December 23, 2020, Mr. Bickham was granted an award of stock options with a grant date value of $31,500,000. The grant of stock options will vest in full on December 31, 2022, subject to his continued employment or an earlier qualifying termination of service. Consistent with Mr. Bickham’s prior employment agreement, Charter will continue to reimburse Mr. Bickham for all reasonable and necessary expenses incurred in connection with the performance of his duties, and Mr. Bickham is entitled to use Company aircraft for such travel and for commuting and up to 80 hours (40 hours during the Transition Period) of discretionary personal use per calendar year (without carryover).

The Amended Agreement provides that, if Mr. Bickham’s employment is terminated involuntarily by Charter without cause or by Mr. Bickham for good reason, Mr. Bickham would be eligible for (a) a cash severance payment equal to the product of 2.5 multiplied by the sum of his annual base salary and target annual bonus opportunity for the year in which the termination occurs, (b) a prorated annual bonus for the year of termination, determined based on actual performance, (c) a cash payment equal to the cost of COBRA coverage for 30 months, (d) continued vesting of the stock options awarded during the term of the Amended Agreement (or immediate vesting of such options if the termination occurs within 12 month following a change in control of Charter), which vested options would remain exercisable for their original ten-year term, and (e) executive-level outplacement services for up to 12 months following the date of termination.

In addition, upon a termination of employment under such circumstances or due to death or disability, Mr. Bickham would be entitled to a prorated annual bonus for the year of termination (determined based on actual performance) and a cash payment for the intrinsic value of his performance equity awards granted in June and July 2016 as to which the applicable stock price target is met upon termination, which payment would be prorated based on the portion of the applicable three, four or five year vesting period elapsed as of the date of termination.

If Mr. Bickham’s employment continues through the expiration of the term of the Amended Agreement on December 31, 2022, his employment would terminate on such date and he would be eligible for (a) an annual bonus for 2022, determined based on actual performance, and (b) continued vesting of the stock options awarded during the term of the Amended Agreement, which options would remain exercisable for their original ten-year term. If Mr. Bickham voluntarily terminates his employment during the term of the Amended Agreement, the stock options awarded to him during such term would be forfeited.

In the event of the termination of Mr. Bickham’s employment due to death or disability, he would be eligible for (a) a prorated annual bonus for the year of termination, determined based on actual performance, and (b) immediate vesting of the stock options awarded during the term of the Amended Agreement, which options would remain exercisable for their original ten-year term.

The termination benefits described above are generally subject to Mr. Bickham’s execution of a release of claims in favor of Charter and its affiliates. In addition, Mr. Bickham has agreed to comply with covenants concerning nondisclosure of confidential information, assignment of intellectual property and nondisparagement of Charter and, for two year following termination, covenants concerning noncompetition and nonsolicitation of customers and employees of Charter and its affiliates.

The foregoing summary of the Amended Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is filed herewith as Exhibit 10.1 and incorporated by reference herein in its entirety.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Description

10.1	Amended and Restated Employment Agreement between Charter Communications, Inc. and John Bickham, dated December 23, 2020
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of Charter Communications, Inc., CCO Holdings, LLC and CCO Holdings Capital Corp. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Date: December 28, 2020		Executive Vice President, Chief Accounting Officer and Controller

CCO Holdings, LLC
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Date: December 28, 2020		Executive Vice President, Chief Accounting Officer and Controller

CCO Holdings Capital Corp.
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Date: December 28, 2020		Executive Vice President, Chief Accounting Officer and Controller